Exhibit 4.1
EXECUTION COPY

NATIONAL MONEY MART COMPANY,
as Issuer
DOLLAR FINANCIAL CORP.
1100591 ALBERTA LTD.
656790 B.C. LTD.
ADVANCE CANADA INC.
ADVANCE CANADA PROPERTIES INC.
ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF FLORIDA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DOLLAR FINANCIAL GROUP, INC.
DFG CANADA, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, INC.
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEY CARD CORP.
MONEY MART CANADA INC.
MONEY MART CSO, INC.
MONEY MART EXPRESS, INC.
MONEYMART, INC.
PACIFIC RING ENTERPRISES
PD RECOVERY, INC.,
as Guarantors
10 3/8% SENIOR NOTES DUE 2016

INDENTURE
Dated as of December 23, 2009

U.S. BANK NATIONAL ASSOCIATION
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	2.05; 2.07
	(b)	12.03
	(c)	12.03
313	(a)	8.06
	(b)(1)	8.06
	(b)(2)	8.06; 8.07
	(c)	8.06; 12.02
	(d)	8.06
314	(a)	5.03; 12.02
	(b)	11.02; 12.02
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	12.03; 12.04
	(e)	12.05
	(f)	N.A.
315	(a)	8.01
	(b)	8.05; 12.02
	(c)	8.01
	(d)	8.01
	(e)	7.11
316	(a)(last sentence)	2.10
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	2.07
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.06
318	(a)	12.01
	(b)	N.A.
	(c)	12.01
N.A.	means not applicable.

*	This cross-reference table is not part of the Indenture.

EXHIBITS

EXHIBIT A	FORM OF REGULATION S CERTIFICATE
EXHIBIT B	FORM OF RESTRICTED NOTES CERTIFICATE
EXHIBIT C	FORM OF UNRESTRICTED NOTES CERTIFICATE
EXHIBIT D	FORM OF NOTE GUARANTEE
EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of December 23, 2009, among National Money Mart Company, a Nova Scotia unlimited company (the “Issuer”), its indirect parent, Dollar Financial Corp., a Delaware corporation (the “Company”), each of the other Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the “Trustee”).
     The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Senior Notes due 2016 (the “Senior Notes”) and the 10 3/8% Senior Notes due 2016 to be issued in exchange for the Senior Notes in the Exchange Offer (the “Exchange Senior Notes” and, together with the Senior Notes, the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
SECTION 1.01 DEFINITIONS.
     “Acquired Debt” means with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.
     “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
     “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 15, 2013, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
     “Administrative Agent” means Wells Fargo Bank, National Association, or any successor thereto, as administrative agent under the Credit Facility.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, Paying Agent, any co-Registrar or any additional Paying Agent.

     “Agent Members” means any member of, or participant in, the Depositary.
     “Applicable Premium” means with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such note on December 15, 2013 (such redemption price being set forth in subsection (a) of Section 3.07 exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through December 15, 2013 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, transfer, conveyance or other disposition of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 5.14 and/or the provisions of Section 6.01 and not by the provisions of Section 5.10); and
     (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries,
     in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:
     (A) that have a fair market value in excess of $1.0 million; or
     (B) for Net Proceeds in excess of $1.0 million.
     Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:
     (1) a transfer of assets by the Company to the Issuer or a Wholly Owned Subsidiary of the Company that is a Guarantor or by a Subsidiary of the Company to the Company, the Issuer or any Restricted Subsidiary of the Company;
     (2) an issuance of Equity Interests by a Subsidiary to the Company or to a Restricted Subsidiary of the Company;
     (3) for purposes of Section 5.10 only, a Restricted Payment that is permitted by Section 5.07 or a Permitted Investment;
     (4) the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;
     (5) a transfer of accounts receivable, or participations therein, and related rights and assets in connection with any Qualified Receivables Transaction;
     (6) the sale, transfer or other disposition of overdue and delinquent accounts in the ordinary course of business consistent with past practice;
     (7) any disposition of cash or Cash Equivalents;

     (8) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;
     (9) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;
     (10) sales of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Restricted Subsidiaries; and
     (11) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
     “Bankruptcy Law” means Title 11, U.S. Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency, receivership, arrangement, liquidation, reorganization or similar law of any jurisdiction providing relief from or otherwise affecting the rights of creditors.
     “Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the city of the Corporate Trust Office of the Trustee are authorized or obligated by law or executive order to close.
     “Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock or shares;
     (2) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

     “Cash Equivalents” means:
     (1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States, Canada or the United Kingdom or issued by any agency thereof and backed by the full faith and credit of the United States, Canada or the United Kingdom, in each case maturing within one year from the date of acquisition;
     (2) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or banker’s acceptances having maturities of six months or less from the date of acquisition issued by any lender to the Company or any Subsidiary or by any commercial bank organized under the laws of the United States, Canada or the United Kingdom or any state thereof having combined capital and surplus of not less than $500,000,000;
     (3) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
     (4) repurchase obligations of any financial institution satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully Guaranteed or insured by the United States, Canadian or the United Kingdom government;
     (5) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth, province or territory of the United States, Canada or the United Kingdom, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, province, territory, political subdivision, taxing authority or foreign government (as the case may be) have the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.;
     (6) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (2) of this definition;
     (7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; and
     (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, conveyance, transfer, lease or other disposition (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company or the Issuer;
     (3) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including any merger, consolidation or amalgamation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock or shares of the Company or the Issuer;
     (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (5) the Company ceases to own, directly or indirectly, all the voting stock or shares of the Issuer (other than in connection with a merger or amalgamation of the Company into the Issuer permitted by this Indenture).
     “Clearstream” means Clearstream Banking, societe anonyme, Luxembourg (or any successor thereto).
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to December 15, 2013, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 15, 2013.
     “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Issuer, Reference Treasury Dealer Quotations for such redemption date.
     “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:
     (1) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
     (2) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (3) provision for taxes based on income or profits or capital of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (4) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

     (6) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions; plus
     (7) write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark-to-market losses, and other non-cash charges (excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income;
     minus
     (8) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).
     Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:
     (1) the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction has been legally waived; and
     (3) the cumulative effect of a change in accounting principles shall be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of this Indenture or (2) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the date of this Indenture or whose nomination or election to the Board of Directors was previously so approved.
     “Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.
     “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 30, 2006, and amended and restated as of the date of this Indenture, by and among the Company, the Issuer, Dollar Financial U.K. Limited, the several lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent and as security trustee, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended up to and including the date of this Indenture.
     “Credit Facility” means one or more debt facilities, including the Credit Agreement, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).
     “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
     “Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor Depositary. The Depositary initially is DTC.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or
     (3) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than Sections 5.10 and 5.14.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.
     “Earn-out Obligations” means contingent payment obligations of the Company or any of its Subsidiaries Incurred in connection with the acquisition of assets or businesses, which obligations are payable based on the performance of the assets or businesses so acquired; provided that the amount of such obligations outstanding at any time shall be measured by the maximum amount potentially payable thereunder without regard to performance criteria, the passage of time or other conditions.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor thereto).
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exchange Offer” means the offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Senior Notes for Exchange Senior Notes.
     “Existing Convertible Notes” means the Company’s 2.875% Senior Convertible Notes due 2027.
     “Existing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the date of this Indenture until such Indebtedness is repaid.
     “Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:
     (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers, consolidations or amalgamations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company);
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if, any) pursuant to interest rate Hedging Obligations); and
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and
     (3) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and
     (4) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;
provided, however, that such fixed charges shall not include any non-cash interest expense attributable to the application of ASC 470-20 (formerly FSP APB 14-1) or any successor provision providing for the periodic recognition as interest expense of the excess of the principal amount of a liability over the related carrying value.
     “Foreign Subsidiary” means any Subsidiary of the Company incorporated or organized in a jurisdiction other than Canada, the United States, any state or province thereof or the District of Columbia.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of this Indenture, including those set forth in:
     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
     (2) the statements and pronouncements of the Financial Accounting Standards Board;
     (3) such other statements by such other entity as have been approved by a significant segment of the accounting profession; and
     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Note” means a Note that evidences all or part of the Notes and bears the applicable legend set forth in Section 2.02.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:
     (1) purchase or pay (or advance or supply funds for the purchase or payment) of such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

     (2) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or
     (3) maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;
provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantors” means the Company and each of the Subsidiary Guarantors.
     “Holder” means a Person in whose name a Note is registered.
     “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, amalgamation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that the accretion of original issue discount on Indebtedness shall not be deemed to be an Incurrence of Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.
     “Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:
     (1) every obligation of such Person for money borrowed, including in each case, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees and expenses related thereto;
     (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (1), (2) and (5), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th day following payment on the letter of credit;
     (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue or which are being contested in good faith; provided that Earn-out Obligations shall not constitute Indebtedness if, at the time of closing the relevant transaction, the amount of any such Earn-out Obligation is not determinable and, to the extent such Earn-out Obligation thereafter becomes fixed and determined the amount is paid within 30 days thereafter);
     (5) every Capital Lease Obligation of such Person;

     (6) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;
     (7) every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, “Hedging Obligations”); and
     (8) every obligation of the type referred to in clauses (1) through (7) of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Ineligible Indebtedness” means Indebtedness in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).
     “Initial Regulation S Notes” means the Notes sold by the Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and Section 5.07:
     (1) Investments shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less
     (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.
     “Issuer Order” means a written request or order signed in the name of the Issuer by one of its Officers and delivered to the Trustee.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
     “MFS Acquisition” means the acquisition of all of the membership interests in Military Financial Services LLC (“MFS”) pursuant to the Purchase Agreement dated October 28, 2009, among Dollar Financial Group, Inc., MFS and each of the holders of membership interests in MFS.
     “Minority JV Entity” means a Person engaged in a Similar Business that is not a Subsidiary.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including dispositions pursuant to Sale and Leaseback Transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Note Guarantee” means, collectively, the Guarantees of the Guarantors (i) set forth in Article 11 of this Indenture, (ii) endorsed on any Notes executed, authenticated, issued and delivered hereunder or (iii) in the form of Exhibit D hereto executed by any Domestic Subsidiary becoming a Guarantor under this Indenture pursuant to Section 5.16.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer or the Company and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Issuer or the Trustee.
     “Permitted Investments” means:
     (1) any Investment in the Company, the Issuer or a Restricted Subsidiary;
     (2) any Investment in cash or Cash Equivalents or the Notes;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Similar Business or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Similar Business;
     (4) any Investment existing on the date of this Indenture or made pursuant to binding commitments in effect on the date of this Indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Indenture; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the date of this Indenture or (y) as otherwise permitted under this Indenture;
     (5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.10;
     (6) Hedging Obligations that are Incurred by the Company or any of its Subsidiaries for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;
     (7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;
     (8) loans and advances to employees of the Company and its Subsidiaries in the ordinary course of business not to exceed $4.0 million in the aggregate at any one time outstanding;
     (9) any Investment consisting of a Guarantee permitted by Section 5.09;
     (10) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Indenture;
     (11) Investments relating to any special purpose Affiliate of the Company organized in connection with a Qualified Receivables Transaction that, in the good faith determination of the Board of Directors, are customary and necessary to effect that Qualified Receivables Transaction;
     (12) Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings;
     (13) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of $10.0 million or 1.0% of Total Assets, in each case, at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but reduced by any amounts received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment including the fair market value of any property so received);
     (14) Investments in Minority JV Entities having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of $10.0 million or 1.0% of Total Assets, in each case, at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value, but reduced by any amounts securities received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment including the fair market value of any property so received); and
     (15) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed $15.0 million.
     “Permitted Liens” means:
     (1) Liens securing Indebtedness Incurred pursuant to clause (i), (vii), (xi), (xiii) or (xviii) of paragraph (b) of Section 5.09;
     (2) Liens in favor of the Issuer or the Company or a Subsidiary Guarantor;
     (3) Liens on property of a Person existing at the time such Person is merged or amalgamated into or consolidated with the Company, the Issuer or a Restricted Subsidiary, provided that such Liens were not created in connection with, or in contemplation of, such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with the Company, the Issuer or a Restricted Subsidiary;
     (4) Liens on property existing at the time of acquisition thereof by the Company, the Issuer or any Restricted Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such acquisition;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmens’ compensation or unemployment obligations or other obligations of a like nature, or to secure letters of credit issued with respect to such obligations, Incurred in the ordinary course of business;
     (6) Liens consisting of deposits in connection with leases or other similar obligations, or securing letters of credit issued in lieu of such deposits, incurred in the ordinary course of business;
     (7) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of paragraph (b) of Section 5.09 covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;
     (8) Liens existing on the date of this Indenture and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;
     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (10) Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations in an aggregate principal amount that does not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;
     (11) Liens securing Permitted Refinancing Debt, provided that the Company was permitted to Incur such Liens with respect to the Indebtedness so refinanced;
     (12) statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (13) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (14) Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;
     (15) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of the Restricted Subsidiaries in the ordinary course of business;
     (16) Liens in favor of the Trustee under this Indenture, and in favor of trustees or comparable representatives under other indentures, agreements or instruments governing Indebtedness permitted to be Incurred by Section 5.09; and
     (17) Liens on accounts receivables and related assets held by a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.
     For purposes of this definition, the term “Indebtedness” shall be deemed to include interest in connection with or in respect of any referenced Indebtedness.
     “Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any fees and expenses Incurred in connection therewith);
     (2) such Permitted Refinancing Debt has a final scheduled maturity date later than the final scheduled maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.
     “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “Public Equity Offering” means any underwritten public offering of common equity securities or units including or representing common equity securities of the Issuer or the Company for cash, provided that at the time of or upon consummation of such offering, such common equity securities or units of the Issuer or the Company are listed on a national securities exchange or quoted on the NASDAQ Global Market of The Nasdaq Stock Market, Inc.
     “Purchase Agreement” means the Purchase Agreement, dated as of December 10, 2009, among the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the Purchasers, as such agreement may be amended from time to time.
     “Purchasers” means the several Purchasers named in Schedule A to the Purchase Agreement.
     “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company) or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any related assets, including all collateral securing such accounts receivable, all contracts and Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
     “Qualifying Prepayment” means, with respect to the Existing Convertible Notes, (i) the repurchase or redemption thereof by the Company, (ii) defeasance thereof by the Company in accordance with the terms thereof or (iii) the exchange or conversion thereof into unsecured notes of the Company or any of its direct or indirect Subsidiaries or common stock of the Company; provided, however, that the final maturity of any such unsecured notes shall be no earlier than April 1, 2015 and none of such unsecured notes shall require any scheduled repurchase, redemption, defeasance or other retirement of principal (or any scheduled offer to make any of the foregoing), whether such repurchase, redemption, defeasance or other retirement of principal (or any such offer) is subject to the satisfaction of any conditions precedent thereto (it being understood that an offer to repurchase or redeem such other Indebtedness upon the occurrence of an “asset sale” or a “change of control” shall not be deemed to be a scheduled offer, and any such repurchase or redemption shall not be deemed to be a scheduled repurchase or redemption, for purposes hereof), prior to April 1, 2015.
     “Quotation Agent” means the Reference Treasury Dealer selected by the Issuer.
     “Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:
     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
     (a) is Guaranteed by the Company or any of its other Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),
     (b) is recourse to or obligates the Company or any of its other Subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or
     (c) subjects any property or asset of the Company or any of its other Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;
     (2) with which neither the Company nor any of its other Subsidiaries has any material contract, agreement or understanding other than (a) sales of accounts receivable and related assets to such Subsidiary and other transactions within the customary parameters of asset securitization transactions involving accounts receivable, (b) transactions on terms not materially more restrictive to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) customary transaction costs, fees and expenses Incurred in connection with securitization transactions involving accounts receivable and fees payable in the ordinary course of business in connection with servicing accounts receivable; and
     (3) with which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.
     Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

     “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “refinancing” shall have correlative meanings.
     “Registered Notes” means the Exchange Senior Notes and all Senior Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuer, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Certificate” means a certificate substantially in the form set forth in Exhibit A.
     “Regulation S Global Note” has the meaning specified in Section 2.01.
     “Regulation S Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Regulation S Global Note.
     “Regulation S Note” means all Notes required pursuant to Section 2.08(f) to bear a Regulation S Legend. Such term includes the Regulation S Global Note.
     “Responsible Officer” when used with respect to the Trustee, means any officer or employee within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Global Note” has the meaning specified in Section 2.01.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Notes” means all Notes required pursuant to Section 2.08(f) to bear a Restricted Notes Legend. Such term includes the Restricted Global Note.
     “Restricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit B.
     “Restricted Notes Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Restricted Note.
     “Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes were first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Notes pursuant to the Purchase Agreement occurs.

     “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. The term “Restricted Subsidiary” includes the Issuer when referring to Restricted Subsidiaries of the Company.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Rule 144A Notes” means the Notes purchased by the Purchasers from the Issuer pursuant to the Purchase Agreement other than the Initial Regulation S Notes.
     “Sale and Leaseback Transaction” means an arrangement relating to property owned by the Company or one of its Subsidiaries on the date of this Indenture or thereafter acquired by the Company or one of its Subsidiaries whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.
     “SEC” means the Securities and Exchange Commission, or any successor agency thereto.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Securities Act Legend” means a Restricted Notes Legend or a Regulation S Legend.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company as defined under Rule 1-02 of Regulation S-X promulgated by the SEC as such regulation is in effect on the date of this Indenture.
     “Similar Business” means any business conducted or proposed to be conducted by the Company, the Issuer and the Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.
     “Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.
     “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
     “Subsidiary Guarantors” means each of: (1) Dollar Financial Group, Inc., Any Kind Check Cashing Centers, Inc., Cash Unlimited of Arizona, Inc., Check Mart of Florida, Inc., Check Mart of Louisiana, Inc., Check Mart of New Mexico, Inc., Check Mart of Pennsylvania, Inc., Check Mart of Texas, Inc., Check Mart of Wisconsin, Inc., DFG Canada, Inc., DFG International, Inc., DFG World, Inc., Dollar Financial Insurance Corp., Financial Exchange Company of Ohio, Inc., Financial Exchange Company of Pennsylvania, Inc., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc., Loan Mart of Oklahoma, Inc., Monetary Management Corporation of Pennsylvania, Inc., Monetary Management of California, Inc., Monetary Management of Maryland, Inc., Monetary Management of New York, Inc., Money Mart CSO, Inc., Money Mart Express, Inc. (f/k/a Moneymart.com, Inc.), Moneymart, Inc. (f/k/a L.M.S. Development Corp.), Pacific Ring Enterprises, Inc. and PD Recovery, Inc., (2) 1100591 Alberta Ltd., 656790 B.C. Ltd., Advance Canada Properties Inc., Advance Canada Inc., Money Card Corp., and Money Mart Canada Inc. and (3) any other Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     “Successor Notes” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Taxes” means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax; provided, however, that “Taxes” shall not include any taxes imposed on or measured by the Holder’s overall net income or profits.
     “Taxing Jurisdiction” means (i) with respect to any payment made under the Notes, any jurisdiction (or any taxing authority or political subdivision thereof or therein) in which the Issuer, or any of its successors, are organized or resident for tax purposes or conduct of business, or from or through which payment is made and (ii) with respect to any payment made by the Company or a Subsidiary Guarantor, any jurisdiction (or any taxing authority or political subdivision thereof or therein) in which the Company or such Subsidiary Guarantor is organized or resident for tax purposes or conduct of business, or from or through which payment is made.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C §§ 77aaa-77bbbb), as in force at the date as of which this instrument was executed, except as provided in Section 10.03; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Total Assets” means, as to any Person, the total assets of such Person and its consolidated Subsidiaries determined in accordance with GAAP.
     “Transactions” means the collective reference to (a) the issuance of the Notes, (b) the MFS Acquisition and (c) the entering into of the amendment to the Credit Agreement.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder (or any successor thereto).
     “Unrestricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit C.
     “Unrestricted Subsidiary” means:
     (1) each of We the People USA, Inc. and We the People, LLC;
     (2) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and
     (3) any Subsidiary of an Unrestricted Subsidiary.
     The Issuer may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company, the Issuer or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of such Subsidiary to be so designated); provided that:
     (a) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;
     (b) such designation complies with Section 5.07; and
     (c) each of:
     (1) the Subsidiary to be so designated; and
     (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company, the Issuer or any Restricted Subsidiary.
     The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:
     (1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 5.09(a); or
     (2) the Fixed Charge Coverage Ratio for the Company and the Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
     Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Government Obligation” means:
     (1) any security which is: a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and
     (2) any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).
SECTION 1.02 OTHER DEFINITIONS.

Defined in
Term	Section
“Additional Amounts”	5.18
“Additional Notes”	2.15
“Affiliate Transaction”	5.11
“Asset Sale Offer”	3.10
“Change in Law”	3.07
“Change of Control Offer”	5.14
“Change of Control Payment”	5.14
“Change of Control Payment Date”	5.14
“Company”	Recitals
“Covenant Defeasance”	9.03
“Custodian”	7.01
“Event of Default”	7.01
“Excess Proceeds”	5.10
“Exchange Senior Notes”	Recitals
“Excluded Holder”	5.18
“Initial Lien”	5.12
“Issuer”	Recitals
“Legal Defeasance”	9.02
“Notes”	Recitals
“Notes Register”	2.05
“Offer Amount”	3.10
“Offer Period”	3.10
“Pari Passu Debt”	3.10
“Pari Passu Holders”	3.10
“Paying Agent”	2.05
“Payment Default”	7.01
“Purchase Date”	3.10
“Registrar”	2.05
“Restricted Payments”	5.07
“Senior Notes”	Recitals
SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
SECTION 1.04 RULES OF CONSTRUCTION.
     Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural, and in the plural include the singular;

(6)	provisions apply to successive events and transactions;

(7)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8)	references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation;

(9)	references to the date the Securities were originally issued shall refer to the date of this Indenture; and

(10)	whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest and Additional Amounts, to the extent that, in such context, Additional Interest or Additional Amounts are, were or would be payable in respect thereof pursuant to paragraphs 1 and 8 of the Securities, provided, however, that the Trustee shall not be deemed to have knowledge of the requirement that Additional Interest or Additional Amounts are due unless the Trustee receives written notice from Issuer stating that such amounts are due and specifying the dollar amounts thereof.
ARTICLE 2
THE NOTES
SECTION 2.01 FORMS OF NOTES.
     The Notes and the Trustee’s certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.
     The certificated Notes shall be printed, lithographed or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Note, are collectively herein called the “Restricted Global Note.”
     Upon their original issuance, Initial Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided, that upon such deposit all such Notes shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the “Regulation S Global Note.”
     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.
     The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, the equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to the transfer of beneficial interests in the Regulation S Global Note that are held by the Agent Members through Euroclear or Clearstream.
     Except as set forth in Section 2.08 hereof, the Global Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
SECTION 2.02 FORM OF FACE OF NOTE
     [If the Note is a Global Note, then insert—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN

SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
     [If the Note is a Global Note and DTC is to be the Depositary therefor, then insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [If the Note is a Restricted Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]
     [If the Note is a Regulation S Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
     THIS NOTE HAS NOT BEEN QUALIFIED BY PROSPECTUS OR OTHERWISE PURSUANT TO CANADIAN SECURITIES LAWS. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) DECEMBER 23, 2009 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.]
SENIOR NOTES DUE 2016
CUSIP

No.	$
NATIONAL MONEY MART COMPANY
promises to pay to
or registered assigns,
the principal sum of
                     Dollars on December 15, 2016.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

Dated: NATIONAL MONEY MART COMPANY
By:
Name:
Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:
SECTION 2.03 FORM OF REVERSE OF NOTE
     1. INTEREST. National Money Mart Company, a Nova Scotia unlimited company (the “Issuer”), promises to pay interest on the principal amount of this Note at 10.375% per annum from December 23, 2009 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2010. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest that is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.
     2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. MATURITY. The notes will mature on December 15, 2016; provided, that the maturity date of the Notes will be automatically shortened to November 30, 2012, unless prior to October 30, 2012, the aggregate principal amount of the Existing Convertible Notes has been reduced to an amount less than or equal to $50.0 million by means of a Qualifying Prepayment. Within 15 days following the date on which the aggregate principal amount of the Existing Convertible Notes has been reduced to an amount less than or equal to $50.0 million by means of a Qualifying Prepayment, the Company shall mail a notice to each Holder, with a copy to the Trustee stating that such condition has been satisfied and providing the balance of the Existing Convertible Notes outstanding as of the date of the such notice.
     4. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     5. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 23, 2009 (“Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. All capitalized terms which are defined in the Indenture and used in this Note without other definition shall have the meanings assigned to them in the Indenture.
     6. OPTIONAL REDEMPTION. (a) Except as set forth in subparagraphs (b) and (c) of this paragraph 6 and paragraph 7, the Issuer shall not be entitled to redeem the Notes at its option prior to December 15, 2013.
     On and after December 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest and Additional Amounts, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years set forth below.

Year	Percentage
2013	105.188%
2014	102.594%
2015 and thereafter	100.000%
     (b) Notwithstanding the provisions of subparagraph (a) of this paragraph 6, at any time prior to December 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 110.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest and Additional Amounts, if any, to the redemption date if:
(1) such redemption is made with the proceeds of one or more Public Equity Offerings (provided that if the Public Equity Offering is an offering by the Company, a portion of the net cash proceeds thereof equal to the amount required to redeem such Notes is contributed to the common equity capital of the Issuer or advanced or paid to the Issuer in a manner not otherwise prohibited by the Indenture;
(2) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
(3) the redemption occurs within 90 days of such Public Equity Offering.
     (c) Prior to December 15, 2013, the Issuer will be entitled at its option to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts and Additional Interest, if any, to, the redemption date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
     7. TAX REDEMPTION.
     The Issuer may, at its option, at any time redeem in whole but not in part the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest and Additional Amounts (as defined in paragraph 8 below), if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has or would become obligated to pay any Additional Amounts in respect of the Notes as a result of:
     (1) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or
     (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, and, in the case of either clause (1) or (2) above, which change or amendment is announced or is effective on or after the date of the Indenture (“Change in Law”). In addition, in the event of any announced or prospective change or amendment, the Issuer may provide notice of such a redemption conditioned upon the effectiveness of such change or amendment.
     8. ADDITIONAL AMOUNTS.
          Payments made by or on behalf of the Issuer under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless the Issuer, the Company or any Subsidiary Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the Notes or by the interpretation or administration thereof. If, after the date of the Indenture as a result of any Change in Law, the Issuer, the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed or levied on behalf of a Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer, the Company or such Subsidiary Guarantor will pay to each Holder of Notes that are outstanding on the date of the required payment, such Additional Amounts (the “Additional Amounts”) as may be necessary so that the net amount received by such Holder

(including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of the Notes (an “Excluded Holder”):
     (a) with which the Issuer, the Company or such Subsidiary Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
     (b) which is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the Guarantee or the receipt of payments thereunder;
     (c) which is subject to such Taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or
     (d) any combination of the above items.
     The Issuer, the Company and the Subsidiary Guarantors will also:
     (a) make such withholding or deduction, and
     (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
     The Issuer, with respect to payments under the Notes, and the Company and the Subsidiary Guarantors, with respect to payments under their Guarantees, will furnish to the Trustee, or cause to be furnished to the Trustee, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing that such payment has been made by the Issuer, the Company or any such Subsidiary Guarantor or if no tax receipt is issued by the relevant taxing authority, other documents informing the Trustee that such payment has been made. The Trustee shall make such evidence available upon the written request of any Holder of the Notes that are outstanding on the date of any such withholding or deduction but the Trustee shall have no other obligation with respect to such Taxes or the reporting thereof.
     The Issuer, with respect to payments under the Notes, and the Company and the Subsidiary Guarantors, with respect to payments under their Guarantees, will indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:
     (a) any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction as a result of a Change in Law and paid by such Holder as a result of payments made under or with respect to the Notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and
     (b) any Taxes imposed with respect to any reimbursement under clause (a) above so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if such reimbursement had not been imposed.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer, the Company or any such Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Issuer, the Company or such Subsidiary Guarantor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date. Whenever in the Indenture there is mentioned, in any context:
(a) the payment of principal (and premium, if any),
(b) purchase prices in connection with a repurchase of Notes,
(c) interest, or
(d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     9. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Except as provided in paragraph 7, notices of redemption may not be conditional. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest and Additional Amounts, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption.
     10. MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES. Except as set forth in paragraph 11 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.
     11. REPURCHASE AT OPTION OF HOLDER.
     (a) Upon the occurrence of a Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as described in paragraph 6 above, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest and Additional Amounts, if any, to the date of purchase (the “Change of Control Payment”).
     (b) Within 30 days following any Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as described in paragraph 6 above, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) setting forth the procedures governing the Change of Control Offer as required by Section 5.14 of the Indenture.
     (c) When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an Asset Sale Offer pursuant to Section 3.10 of the Indenture to all Holders and all Pari Passu Holders to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Debt was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (or, in respect of Pari Passu Debt, such lesser price, if any, as may be provided for by the terms of such Pari Passu Debt), in accordance with the procedures set forth in Section 3.10 of the Indenture and the instrument or instruments governing such Pari Passu Debt, respectively. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders and Pari Passu Holders, respectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based upon principal balance or accreted value, as applicable, of Notes and Pari Passu Debt surrendered. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase”, attached to this note.
     12. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
     13. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     14. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or correct a manifest error, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with the covenant relating to mergers, consolidations, amalgamations and sales of assets, to provide for the assumption of the Issuer’s, the Company’s or any Subsidiary Guarantor’s obligations to Holders in the case of a merger, consolidation, amalgamation or sale of all or substantially all of the Company’s assets, to add Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Issuer, the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer, the Company or any Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes, or to provide for the issuance of additional Notes, exchange notes or private notes in accordance with the limitations set forth in the Indenture.
     15. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Additional Interest or Additional Amounts, if any, with respect to, the Notes; (ii) default in payment when due of the principal of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise; (iii) failure by the Company or the Issuer to comply with the provisions of Section 6.01 of the Indenture; (iv) failure by the Issuer, the

Company or any of its Restricted Subsidiaries to comply for 30 days after receipt of notice by the Trustee or the Holders of at least 25% in the aggregate principal amount of the outstanding Notes with the provisions of Section 5.03, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 or 5.16 of the Indenture (v) failure to perform any other covenant or agreement of the Issuer, the Company or any of its Subsidiaries under the Indenture or the Notes continued for 60 days after written notice to the Company or the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Issuer, the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million (or its foreign currency equivalent); (vii) failure by the Issuer, the Company or any of its Significant Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $15.0 million (or its foreign currency equivalent), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (viii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer, the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, Additional Interest (to the extent known by the Trustee) or Additional Amounts (to the extent known by the Trustee) , if any) if it determines that withholding notice is in their interest.
          The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest, Additional Interest or Additional Amounts, if any on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).
     In the event of any Event of Default specified in clause (vi) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that:

     (1) (a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
          (b) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;
     (2) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     16. TRUSTEE DEALINGS WITH COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
     17. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees, the Indenture or the Registration Rights Agreement (as defined below), or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws, Canadian securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.
     18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     20. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the “Registration Rights Agreement”), between the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several purchasers named on Schedule A to the Purchase Agreement.
     21. GUARANTEES. This Note is entitled to the benefits of the Note Guarantees (including the Note Guarantee endorsed hereon) made for the benefit of the Holders and the Trustee by each of the Guarantors.
     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
National Money Mart Company
c/o Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                   to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 5.10 or 5.14 of the Indenture, check the box below:

☐ Section 5.10	☐ Section 5.14
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 5.10 or Section 5.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

[If the note is a Global Note, then insert—SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
     OR ANOTHER GLOBAL NOTE
     The following exchanges of a part of this Global Note for certificated Notes or another Global Note have been made:

	Amount of	Amount of	Principal Amount
	decrease in	increase in	of this Global	Signature of
	Principal Amount	Principal Amount	Note following	authorized officers
	of this Global	of this Global	such decrease	of Trustee or Note
Date of Exchange	Note	Note	(or increase)	Custodian

]
The form of Note Guarantee to be endorsed on all Notes shall be substantially as follows:
GUARANTEE
     For value received, each of the undersigned Guarantors hereby, jointly and severally, unconditionally Guarantees to any Holder of the Note upon which this Note Guarantee is endorsed, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture and the Note upon which this Note Guarantee is endorsed or the obligations of the Issuer thereunder, that: (a) the principal of and premium, if any, and interest, including Additional Interest and Additional Amounts, if any, on the Note upon which this Note Guarantee is endorsed shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Additional Interest and Additional Amounts, if any, if lawful, and all other obligations of the Issuer to any such Holder or the Trustee shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of the Note upon which this Note Guarantee is endorsed or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, each of the undersigned Guarantors shall be, jointly and severally, obligated to pay the same immediately. Each of the undersigned Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note upon which this Note Guarantee is endorsed or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Issuer or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the undersigned Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or another Guarantor, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Note upon which this Note Guarantee is endorsed and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or to such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the undersigned Guarantors agrees that it shall not be entitled to any right of subrogation in relation to any Holder of the Note upon which this Note Guarantee is endorsed in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed under the Indenture. Each of the undersigned Guarantors further agrees that, as between the Guarantors, on the one hand, and any Holder of the Note upon which this Note Guarantee is endorsed and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed under the Indenture may be accelerated as provided in Article Seven of the Indenture for purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed under the Indenture and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the undersigned Guarantor for the purpose of this Note Guarantee. Each of the undersigned Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, or any Holder of the Note upon which this Note Guarantee is endorsed under this Note Guarantee or the Indenture.
     THE OBLIGATIONS OF EACH OF THE UNDERSIGNED GUARANTORS TO ANY HOLDER OF THE NOTE UPON WHICH THIS NOTE GUARANTEE IS ENDORSED AND TO THE TRUSTEE PURSUANT TO THIS NOTE GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE ELEVEN OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each of the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuer’s obligations under the Note upon which this Note Guarantee is endorsed and the Indenture and shall inure to the benefit of the Trustee, and any Holder of this Note and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of this Note or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of Section 11.03 of the Indenture shall automatically be released of its obligations hereunder without the necessity of any action by any Person and regardless of whether this Guarantee is amended to reflect such release. This is a Guarantee of payment and not a guarantee of collection.
     For purposes hereof, each of the undersigned Guarantors’ liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the Note upon which this Note Guarantee is endorsed, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Issuer under the Note upon which this Note Guarantee is endorsed and the Indenture and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time this Note Guarantee was entered into, or at the time such Guarantor Incurred liability hereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left such Guarantor with debts beyond its ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed hereby is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.
     Each of the undersigned Guarantors hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note Guarantee and to constitute the valid obligation of such Guarantor have been done and performed and have happened in due compliance with all applicable laws.
     The terms of this Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

     Capitalized terms used herein have the same meanings given in the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as the Trustee, unless otherwise indicated.
     IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be duly executed by its duly authorized officer.
Dated:

DOLLAR FINANCIAL CORP.
By:
Name:
Title:

1100591 ALBERTA LTD.
656790 B.C. LTD.
ADVANCE CANADA INC.
ADVANCE CANADA PROPERTIES INC.
ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF FLORIDA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DOLLAR FINANCIAL GROUP, INC.
DFG CANADA, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, INC.
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEY CARD CORP.
MONEY MART CANADA INC.
MONEY MART CSO, INC.
MONEY MART EXPRESS, INC.
MONEYMART, INC.
PACIFIC RING ENTERPRISES
PD RECOVERY, INC.

By:
Name:
Title:

SECTION 2.04 EXECUTION AND AUTHENTICATION.
     The Notes shall be executed on behalf of the Issuer and the Note Guarantees endorsed thereon shall be executed on behalf of each of the Guarantors respectively by one of its Officers. The signature of any of these Officers on the Notes or the Note Guarantees may be manual or facsimile.
     Notes and Note Guarantees bearing the manual or facsimile signatures of individuals who were at any time Officers of the Issuer or a Guarantor, respectively, shall bind the Issuer and such Guarantor, respectively, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes and the Note Guarantees or did not hold such offices at the date of such Notes and the Note Guarantees.
     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer, and with Guarantees endorsed thereon executed by each of the Guarantors, to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.
     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.
     Each Note shall be dated the date of its authentication. Each Note Guarantee shall be dated the date of the execution of the applicable Guarantor.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
SECTION 2.05 REGISTRAR AND PAYING AGENT.
     The Issuer shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (the “Notes Register”) and of their transfer and exchange. Such Notes Register shall distinguish between Senior Notes and Exchange Senior Notes. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.
     The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.06 PAYING AGENT TO HOLD MONEY IN TRUST.
     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes, and will promptly notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.07 HOLDER LISTS.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).
SECTION 2.08 REGISTRATION; TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.
          (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Note. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:
               (i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(i) and subsection (a)(v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, in the form of Exhibit A hereto, duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, the Trustee, as Registrar but subject to subsection (a)(v) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount.
               (ii) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this subsection (a)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the

Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, in the form of Exhibit B hereto, duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.
               (iii) Restricted Non-Global Note to Restricted Global Note or Regulation S Global Note. If the Holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(iii) and subsection (a)(v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Restricted Notes Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.
               (iv) Regulation S Non-Global Note to Restricted Global Note or Regulation S Global Note. If the Holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this subsection (a)(iv) and subsection (a)(v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate, duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.
               (v) Regulation S Global Note to be Held Through Euroclear or Clearstream during Restricted Period. The Issuer shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this subsection (a)(v) shall not prohibit any transfer or exchange of such an interest in accordance with subsection (a)(ii) above or (c) below.
          (b) Transfer and Exchange of Certificated Notes. When certificated Notes are presented by a Holder to the Registrar with a request:
(x)	to register the transfer of the certificated Notes; or

(y)	to exchange such certificated Notes for an equal principal amount of certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the certificated Notes presented or surrendered for register of transfer or exchange:
               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and
               (ii) if the Note is to be transferred in whole or in part and is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.08(f).
          (c) Transfer of a Beneficial Interest in a Restricted Global Note or Regulation S Global Note for a Certificated Note.
               (i) Any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Clearstream, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note; provided, that if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 2.08(f));
               (ii) in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Restricted Global Note or Regulation S Global Note, as applicable, to be reduced accordingly and, following such reduction, the Issuer shall execute and, the Trustee shall authenticate and deliver to the transferee a certificated Note in the appropriate principal amount.
               (iii) certificated Notes issued in exchange for a beneficial interest in a Restricted Global Note or Regulation S Global Note, as applicable, pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.
          (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.08), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
          (e) Authentication of Certificated Notes in Absence of Depositary. If at any time:
               (i) the Depositary (a) notifies the Issuer that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary for the Global Notes is not appointed by the Issuer within 90 days thereafter;

               (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture; or
               (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes, then the Issuer shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.04 hereof, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.
          (f) Securities Act Legends. Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and Initial Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:
               (i) subject to the following subsections of this Section 2.08(f), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;
               (ii) subject to the following subsections of this Section 2.08(f), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note; provided, that if such new Note is required pursuant to Section 2.08(b) or (c) to be issued in the form of a Restricted Note, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;
               (iii) Registered Notes shall not bear a Securities Act Legend;
               (iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, in the form of Exhibit C hereto, duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, at the direction of the Issuer, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note;
               (v) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Issuer’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Issuer, shall authenticate and deliver such a new Note; and
               (vi) notwithstanding the foregoing provisions of this Section 2.08(f), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Issuer has reasonable cause to believe that such Successor Note is a “restricted note” within the meaning of Rule 144, in which case the Trustee, at the direction of the Issuer, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note.
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (h) General Provisions Relating to Transfers and Exchanges.
               (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.
               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 5.10, 5.14 and 10.05 hereto).
               (iii) All certificated Notes and Global Notes issued upon any registration of transfer or exchange of certificated Notes or Global Notes shall be the valid obligations of the Issuer, evidencing the same debt (except for the differences between the Exchange Senior Notes and the Senior Notes provided for herein) and entitled to the same benefits under this Indenture, as the certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.
               (iv) The Issuer shall not be required:
               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
               (C) to register the transfer of or to exchange a Note between a record date and the immediately following interest payment date.
               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Additional Interest, if any, on such Notes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.
               (vi) The Trustee shall authenticate certificated Notes and Global Notes in accordance with the provisions of Section 2.04 hereof.
               (vii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
               (viii) Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.
SECTION 2.09 REPLACEMENT NOTES.
     If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.10 OUTSTANDING NOTES.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
     If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.11 TREASURY NOTES.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
SECTION 2.12 TEMPORARY NOTES.
     Until certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes.
     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.13 CANCELLATION.
     The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14 DEFAULTED INTEREST.
     If the Issuer defaults in a payment of interest (including Additional Interest, if any) on the Notes, it shall pay the defaulted interest (including Additional Interest, if any) in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (including Additional Interest, if any), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest (including Additional Interest, if any) proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
SECTION 2.15 ADDITIONAL NOTES
     Subject to the limitations set forth in this Indenture, (including compliance with Sections 5.09 and 5.12), the Issuer may, without the consent of the Holders, issue additional Notes (“Additional Notes”) under this Indenture having the same terms in all respects as such Notes except for the date of issuance and the payment of interest (1) scheduled and paid prior to the date of issuance of those additional Notes or (2) payable on the first interest payment date following the date of their issuance. All Notes issued under this Indenture shall be treated as a single class for all purposes hereunder, including with respect to the Note Guarantees. Unless the context otherwise requires, for all purposes of this Indenture, references to “Notes” include any Additional Notes actually issued.
ARTICLE 3
REDEMPTION AND PREPAYMENT
SECTION 3.01 NOTICES TO TRUSTEE.
     If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED.
     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
SECTION 3.03 NOTICE OF REDEMPTION.
     Subject to the provisions of Section 3.10 hereof, at least 30 but not more than 60 days before the redemption date, the Issuer shall mail or caused to be mailed, by first class mail, a notice of redemption to each Holder of Notes whose Notes are to be redeemed at its registered address.
     The notice shall identify the Notes to be redeemed and shall state:
          (a) the redemption date;
          (b) the redemption price;
          (c) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Issuer defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (h) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.
     Subject to the next succeeding sentence, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional, provided, however, that any notice of redemption with respect to a tax redemption as described in Section 3.08 may be given conditioned on an announced or prospective change or amendment set forth in subsection (a) or (b) of Section 5.18 actually becoming effective.
SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.
     One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, Additional Interest, if any, and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, Additional Interest, if any, and accrued interest on all Notes to be redeemed.
     If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01 hereof.
SECTION 3.06 NOTES REDEEMED IN PART.
     If any Note is to be redeemed in part only, the notice of redemption sent pursuant to Section 3.03 of this Indenture that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. Upon the Issuer’s written request, the Trustee shall (i) cancel the original Note and (ii) authenticate for the Holder at the expense of the Issuer a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof.
SECTION 3.07 OPTIONAL REDEMPTION.
     (a) Except as set forth in subsection (b) and (c) of this Section 3.07 and in Section 3.08, the Issuer shall not be entitled to redeem the Notes at its option prior to December 15, 2013.
     On and after December 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years set forth below.

Year	Percentage
2013	105.188%
2014	102.594%
2015 and thereafter	100.000%
          (b) Notwithstanding the provisions of subsection (a) of this Section 3.07, at any time prior to December 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 110.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date if:
     (1) such redemption is made with the proceeds of one or more Public Equity Offerings (provided that if the Public Equity Offering is an offering by the Company, a portion of the net cash proceeds thereof equal to the amount required to redeem such Notes is contributed to the common equity capital of the Issuer or advanced or paid to the Issuer in a manner not otherwise prohibited by this Indenture);
     (2) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and
     (3) the redemption occurs within 90 days of such Public Equity Offering.
          (c) At any time prior to December 15, 2013, the Issuer will be entitled at its option to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date;
          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
SECTION 3.08 TAX REDEMPTION.
     The Issuer may, at its option, at any time redeem in whole but not in part the outstanding notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has or would become obligated to pay any Additional Amounts (as defined in Section 5.18) in respect of the notes as a result of:
     (1) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or
     (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, and, in the case of either clause (1) or (2) above, which change or amendment is announced or is effective on or after the date of this Indenture (“Change in Law”). In addition, in the event of any announced or prospective change or amendment, the Issuer may provide notice of such a redemption conditioned upon the effectiveness of such change or amendment. Other than as specifically provided in this Section 3.08, any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
SECTION 3.09 MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES.
     Except as set forth in Sections 5.10 and 5.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes. The Issuer, the Company or any Subsidiary of the Company may at any time and from time to time purchase Notes in the open market or otherwise.
SECTION 3.10 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.
     In the event that, pursuant to Section 5.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified in this Section 3.10.
     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.10 hereof (the “Offer Amount”). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and all holders (“Pari Passu Holders”) of other equally ranked Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Debt”). The notice, which shall govern the terms of the Asset Sale Offer, shall state:
          (a) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 5.10 hereof and the length of time the Asset Sale Offer shall remain open;
          (b) the Offer Amount, the purchase price and the Purchase Date;
          (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
          (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;
          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have Notes in denominations of $1,000, or integral multiples thereof, (unless such amount represents the entire principal amount of Notes held by such Holder) purchased;
          (f) that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;
          (g) that Holders shall be entitled to withdraw their election if the Paying Agent or the Depositary, as applicable, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;
          (h) that, if the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders and Pari Passu Holders, respectively, exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis with the Pari Passu Debt (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and Pari Passu Debt or portions thereof tendered pursuant to the Asset Sale Offer, or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount received from the Issuer equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
     The provisions in this Section 3.10 of this Indenture may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
SATISFACTION AND DISCHARGE
SECTION 4.01 SATISFACTION AND DISCHARGE.
     This Indenture shall be discharged and shall cease to be of further effect (except Sections 2.06, 2.08, 2.09, 3.07, 5.01, 5.18, 8.01, 8.02 and 8.07), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture if:
          (a) either:
               (i) the Issuer will have paid or will have caused to be paid the principal of, premium, if any, interest and Additional Interest, if any, as and when the same shall have become due and payable;
               (ii) all outstanding Notes (other than Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 2.09) have been delivered to the Trustee for cancellation; or
               (iii) an irrevocable notice of redemption has been delivered in accordance with Section 3.03 with respect to all outstanding Notes and the Issuer has made an irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the applicable redemption date;
          (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer, other than amounts not yet due under Sections 5.18 and 8.07; and
          (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
SECTION 4.02 APPLICATION OF TRUST MONEY.
     Subject to the provisions of the last paragraph of Section 9.05, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for whose payment such money has been deposited with the Trustee.

ARTICLE 5
COVENANTS
SECTION 5.01 PAYMENT OF NOTES.
     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     Wherever in this Indenture, the Notes or any Note Guarantee there is mentioned, in any context:
     (1) the payment of principal,
     (2) redemption prices or purchase prices in connection with a redemption or purchase of Notes,
     (3) interest, or
     (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as set forth in Section 5.18 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof, provided, however, that the Trustee, shall not be deemed to have knowledge of the requirement that Additional Interest or Additional Amounts are due unless the Trustee receives written notice form Issuer stating that such amounts are due and specifying the dollar amounts thereof.
SECTION 5.02 MAINTENANCE OF OFFICE OR AGENCY.
     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee one such office or agency of the Company.
SECTION 5.03 REPORTS.
     Whether or not the Issuer is required to file reports with the SEC, for so long as any Notes are outstanding, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto; provided that so long as the Company is a Guarantor of the Senior Notes (or the Exchange Senior Notes) and is permitted by the provisions of the Exchange Act, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of the Company rather than the Issuer; provided further that the Company shall include in such report, information or other document the information required by Regulation S-X with respect to the Issuer.
     The Company and the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
SECTION 5.04 COMPLIANCE CERTIFICATE.
          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, Additional Interest or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Five or Article Six hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
SECTION 5.05 TAXES.
     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
SECTION 5.06 STAY, EXTENSION AND USURY LAWS.
     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 5.07 RESTRICTED PAYMENTS.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
               (i) declare or pay any dividend on, or make any other payment or distribution in respect of, its Equity Interests (including any dividend or distribution payable in connection with any merger, consolidation or amalgamation involving the Company or any Restricted Subsidiary) or similar payment to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Company or any Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than the Company or other Restricted Subsidiaries, to its other stockholders on no more than a pro rata basis);
               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by any Person or any Equity Interests of any Restricted Subsidiary held by any Affiliate of the Company (in each case other than held by the Company or a Restricted Subsidiary), including in connection with any merger, consolidation or amalgamation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Stock);
               (iii) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is subordinated to the Notes or any Note Guarantee (other than the purchase, repurchase or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or
               (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a); and
     (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii) through (ix) of subsection (b) below), is, at the time of determination, less than the sum of:
     (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing October 1, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (2) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the date of this Indenture (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the date of this Indenture, plus
     (3) the amount by which the principal amount of any Indebtedness of the Company or a Restricted Subsidiary is reduced upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of this Indenture of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Restricted Subsidiary); plus
     (4) the amount equal to the sum of (x) the net reduction in the Restricted Investments made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale or other disposition of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case realized by the Company or any Restricted Subsidiary, and (y) in the event that any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum will not exceed, in the case of any such Person, the amount of Restricted Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          (b) The foregoing provisions shall not prohibit:
               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
               (ii) any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from clause (iv)(C)(2) of subsection (a) above;
               (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt;

               (iv) so long as no Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Issuer, the Company or any Restricted Subsidiary of the Company held by employees, former employees, directors, former directors, consultants or former consultants of the Company (or any of its Subsidiaries); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in any fiscal year and $25.0 million in the aggregate (in each case plus the amount of net cash and proceeds received by the Company and its Restricted Subsidiaries (a) in respect of “key-man” life insurance and (b) from the issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment;
               (v) payments of dividends on Disqualified Stock issued pursuant to Section 5.09;
               (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;
               (vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this caption (as determined in good faith by the Board of Directors);
               (viii) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (v) of
Section 5.09(b);
               (ix) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Sections 5.10 and 5.14; provided that all Notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; or
               (x) Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (x) and then outstanding, does not exceed $25.0 million.
     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
     The Company and the Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this Section 5.07 or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
SECTION 5.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.
     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

               (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;
               (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
               (iii) make any loans or advances to the Company or any of its Restricted Subsidiaries; or
               (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:
               (i) any agreements in effect or entered into on the date of this Indenture, including agreements governing existing Indebtedness as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the date of this Indenture;
               (ii) the Credit Agreement as in effect as of the date of this Indenture (giving effect to any amendment effected prior to or as of the date of this Indenture), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof and any additional Credit Facilities permitted under this Indenture; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or additional facilities are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of this Indenture;
               (iii) this Indenture, the Notes and the Guarantees;
               (iv) applicable law and any applicable rule, regulation or order;
               (v) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business;
               (vi) purchase money obligations that impose restrictions of the nature described in clause (iv) of subsection (a) above on the property so acquired;
               (vii) any agreement for the sale or other disposition of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Equity Interests or assets of such Subsidiary;
               (viii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
               (ix) Liens that limit the right of Company or any of its Subsidiaries to dispose of the asset or assets subject to such Lien;

               (x) customary provisions in partnership, joint venture, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;
               (xi) Permitted Refinancing Debt; provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
               (xii) any such encumbrance or restriction with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to an agreement governing Indebtedness incurred by such Restricted Subsidiary, (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive to the holders of the Notes than the encumbrances and restrictions contained in the agreements described in clauses (i) and (ii) above (as determined in good faith by the Company), or (B) if such encumbrance or restriction is not materially more restrictive to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction shall not materially affect the Company’s ability to make the principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
               (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
               (xiv) restrictions created in connection with any Qualified Receivables Transaction that, in the good faith determination of the Board of Directors, are customary and necessary to effect that Qualified Receivables Transaction.
SECTION 5.09 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK AND PREFERRED STOCK.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer, the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock and the Issuer and any Subsidiary Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.
          (b) The foregoing provisions shall not apply to:
               (i) the Incurrence by the Company, the Issuer or any Restricted Subsidiary (including any Guarantees thereof) of Indebtedness pursuant to Credit Facilities in an aggregate principal amount not to exceed as of any date of Incurrence the sum of (A) $250.0 million, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;
               (ii) the Incurrence by the Issuer, the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the related Note

Guarantees and the Exchange Senior Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;
               (iii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary that, added to all other Indebtedness Incurred pursuant to this clause (iii) and then outstanding, will not exceed the greater of $25.0 million and 2.5% of Total Assets;
               (iv) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was Incurred pursuant to subsection (a) above or pursuant to clause (ii), (ix) or this clause (iv);
               (v) the Incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (1) any such Indebtedness owing by the Company, the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated to the payment in full of all obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantees, in the case of a Guarantor, and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, the Issuer or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;
               (vi) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted hereunder so long as such Restricted Subsidiary giving such Guarantee could have Incurred the Indebtedness that is being Guaranteed;
               (vii) the Incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;
               (viii) the Incurrence by the Company or any of its Subsidiaries of Earn-out Obligations in an aggregate amount not to exceed $10.0 million at any time outstanding;
               (ix) the Incurrence of Existing Indebtedness (other than Indebtedness described in clause (i), (ii) or (v));
               (x) the Incurrence of obligations in respect of letters of credit, bank guarantees, performance, bid and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
               (xi) the Incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;
               (xii) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged or amalgamated into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, either:

     (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a); or
     (B) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than such ratio immediately prior to such acquisition, merger or amalgamation;
               (xiii) Indebtedness of Foreign Subsidiaries that, when added together with any other Indebtedness incurred under this clause (xiii) and then outstanding, will not exceed $25.0 million;
               (xiv) the Incurrence by a Receivables Subsidiary of Indebtedness in connection with a Qualified Receivables Transaction in an aggregate principal amount that, when added to all other Indebtedness pursuant to this clause (xiv) and then outstanding, will not exceed $25.0 million and that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or any of its Restricted Subsidiaries or any of their respective assets and that is not Guaranteed by the Company or any of its Restricted Subsidiaries;
               (xv) Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;
               (xvi) Indebtedness consisting of promissory notes or similar Indebtedness issued by the Company or any Restricted Subsidiary to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or a Restricted Subsidiary to the extent described in Section 5.07(b)(iv);
               (xvii) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Company or any Restricted Subsidiary not in excess of $15.0 million at any time outstanding; and
               (xviii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, or issuance of Disqualified Stock (in addition to Indebtedness or Disqualified Stock permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness Incurred pursuant to this clause (xviii) and then outstanding, will not exceed $15.0 million.
     (c) For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xviii) of the subsection (b) above or under subsection (a) above, the Company shall, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this Section 5.09 and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to subsection (a) above, and may re-classify any such item of Indebtedness from time to time among such clauses or subsection (a) above, so long as such item meets the applicable criteria for such category. For the avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the clauses (i) through (xviii) above, and in part under one or more other clauses or under subsection (a) above. Indebtedness outstanding on the date of this Indenture under the Credit Agreement shall be treated as Incurred pursuant to clause (i) above.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
     The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
     Accrual of interest and dividends, accretion of accreted value, issuance of securities paid-in-kind, amortization of original issue discount, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 5.09.
SECTION 5.10 ASSET SALES.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless:
               (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets or Equity Interests issued or sold or otherwise disposed of; and
               (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;
provided that the amount of:
               (1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Restricted Subsidiary from further liability; and
               (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion), shall be deemed to be cash for purposes of this provision.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale by the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:
               (i) to permanently reduce secured or equally-ranked Indebtedness of the Company, the Issuer or any Guarantor (and to correspondingly reduce commitments with respect thereto);
               (ii) to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor (and to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company, the Issuer or another Subsidiary; or

               (iii) to the making of a capital expenditure or the acquisition of a controlling interest in another business or other assets, in each case, that are used or useful in a Similar Business or that replace the assets that are the subject of such Asset Sale.
          (c) Pending the final application of any such Net Proceeds, the Company or a Restricted Subsidiary may temporarily reduce Indebtedness under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
          (d) Any Net Proceeds from Asset Sales that are not applied or invested (by election or as a result of the passage of time) as provided in subsection (b) above shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is equally-ranked with the Notes, and containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other equally-ranked indebtedness that may be purchased out of the Excess Proceeds. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof (or, in the event such equally-ranked indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (or, in respect of equally ranked indebtedness, such lesser price, if any, as may be provided for by the terms of such equally-ranked indebtedness), in accordance with the procedures set forth in this Indenture and the instrument or instruments governing such other equally-ranked Indebtedness, respectively. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based upon principal balance or accreted value, as applicable, of Notes or equally-ranked Indebtedness surrendered. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.
SECTION 5.11 TRANSACTIONS WITH AFFILIATES.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:
          (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
          (b) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction has determined in good faith that the criteria set forth in subsection (a) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate; and
          (c) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $20.0 million, the Company shall obtain an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the Holders of such Affiliate

Transaction from a financial point of view or that such transaction is not materially less favorable to the Company and its Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who was not an Affiliate.
     The foregoing provisions will not apply to the following:
               (i) any employment agreement or compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;
               (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
               (iii) the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Company or such Restricted Subsidiary;
               (iv) any agreement existing on the date of this Indenture, as in effect on the date of this Indenture, or as modified, amended or amended and restated by any modification, amendment or amendment and restatement made in compliance with the applicable provisions of clauses (i), (ii) and (iii) above;
               (v) reasonable compensation of, and indemnity arrangements in favor of, directors of the Company and its Subsidiaries;
               (vi) loans or advances to employees in the ordinary course of business of the Company or its Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time, and cancellation or forgiveness of such loans or advances;
               (vii) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company;
               (viii) Restricted Payments that are permitted by Section 5.07 and Permitted Investments; and
               (ix) transfer of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction.
SECTION 5.12 LIENS.
     (a) The Company shall not, and shall not permit the Issuer or any Guarantor to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of a Subsidiary), whether now owned or hereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the Notes, or in the case of an Initial Lien on any property or assets of any Guarantor, the Note Guarantee of such Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
     (b) Any such Lien thereby created in favor of the Notes or any Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary’s Note Guarantee, upon the termination and discharge of such Subsidiary’s Note Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer otherwise permitted pursuant to this Indenture to any Person other than the Company or a Restricted Subsidiary of the property or assets secured by such Initial Lien.

SECTION 5.13 CORPORATE EXISTENCE.
     Subject to Article Six hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
SECTION 5.14 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.
     (a) Upon the occurrence of a Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”). The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations. Within 30 days following any Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes as provided by Section 3.07, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
               (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
               (ii) the circumstances and relevant facts regarding such Change of Control;
               (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);
               (iv) that any Notes not tendered will continue to accrue interest;
               (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date;
               (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent or Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (vii) that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;
               (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and
               (ix) the instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.
     (b) On a date that is at least 30 but no more than 60 days from the date on which the Issuer mails notice of the Change of Control (the “Change of Control Payment Date”), the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
SECTION 5.15 SALE AND LEASEBACK TRANSACTIONS.
     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:
     (a) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 5.09 and (B) Incur a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 5.12;
     (b) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction; and
     (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 5.10.

The foregoing provisions shall not apply to transactions among the Company and any of the Guarantors, among Guarantors or among Subsidiaries of the Company that are not Guarantors.
SECTION 5.16 ADDITIONAL SUBSIDIARY GUARANTEES.
     The Company shall cause each Domestic Subsidiary (other than an Unrestricted Subsidiary or a Receivables Subsidiary) that (A) guarantees any Credit Facility of the Company, the Issuer or a Subsidiary Guarantor or (B) Incurs any Ineligible Indebtedness to become a Subsidiary Guarantor, and, if applicable, to (A) execute and deliver to the Trustee a Note Guarantee in the form of Exhibit D hereto and a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an Opinion of Counsel, in accordance with the terms of Section 12.04 and 12.05; provided that the foregoing provision shall not apply to any Subsidiary to the extent that (i) in the opinion of counsel to the Company, such Subsidiary is unable to execute a Guarantee by reason of any legal or regulatory prohibition or restriction.
SECTION 5.17 FURTHER ASSURANCES.
     The Company and the Guarantors shall, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.
SECTION 5.18 ADDITIONAL AMOUNTS.
     Payments made by or on behalf of the Issuer under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless the Issuer, the Company or any Subsidiary Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the Notes or by the interpretation or administration thereof. If, after the date of this Indenture as a result of any Change in Law, the Issuer, the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed or levied on behalf of a Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer, the Company or such Subsidiary Guarantor shall pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of the Notes (an “Excluded Holder”):
     (a) with which the Issuer, the Company or such Subsidiary Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
     (b) which is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the Guarantee or the receipt of payments thereunder;
     (c) which is subject to such Taxes by reason of the Holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or
     (d) any combination of the above items.
     The Issuer, the Company and the Subsidiary Guarantors shall also:

     (a) make such withholding or deduction, and
     (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
     The Issuer, with respect to payments under the Notes, and the Company and the Subsidiary Guarantors, with respect to payments under their Guarantees, shall furnish to the Trustee, or cause to be furnished to the Trustee, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing that such payment has been made by the Issuer, the Company or any such Subsidiary Guarantor or if no tax receipt is issued by the relevant taxing authority, other documents informing the Trustee that such payment has been made. The Trustee shall make such evidence available upon the written request of any Holder of the Notes that are outstanding on the date of any such withholding or deduction, but the Trustee shall have no other obligation with respect to such Taxes or the reporting thereof.
     The Issuer, with respect to payments under the Notes, and the Company and the Subsidiary Guarantors, with respect to payments under their Guarantees, shall indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:
     (a) any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction as a result of a Change in Law and paid by such Holder as a result of payments made under or with respect to the Notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and
     (b) any Taxes imposed with respect to any reimbursement under clause (a) above so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if such reimbursement had not been imposed.
     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer, the Company or any such Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Issuer, the Company or such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date. Whenever in this Indenture there is mentioned, in any context:
     (a) the payment of principal (and premium, if any),
     (b) purchase prices in connection with a repurchase of Notes,
     (c) interest, or
     (d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE 6
SUCCESSORS
SECTION 6.01 MERGER, CONSOLIDATION, OR SALE OF ASSETS.
     (a) The Company. The Company shall not, in any transaction or series of related transactions amalgamate, consolidate or enter into a statutory plan of arrangement with or merge with or into (whether or not the Company survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless
               (i) either:
      (A) if the transaction or series of transactions is a consolidation of the Company with or a merger, amalgamation or statutory plan of arrangement of the Company with or into any other Person, the Company shall be the surviving Person of such merger, consolidation, amalgamation or statutory plan of arrangement; or
      (B) the Person formed by any consolidation, merger, amalgamation or statutory plan of arrangement with or into the Company, or to which all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such Person shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect; and
               (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and
               (iii) at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), either (A) the Company or the successor entity to the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a) or (B) the Company’s Fixed Charge Coverage Ratio would be greater than its Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction.
     The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any Subsidiary Guarantor, or the consolidation, merger, amalgamation or statutory plan of arrangement of any Subsidiary with or into any other Subsidiary Guarantor or the Company.
     In connection with any consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate stating that such consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect. Each such Officers’ Certificate shall set forth the manner of determination of the Company’s compliance with subsection (a)(iii).
     (b) The Issuer. The Issuer shall not, in any transaction or series of related transactions, merge or consolidate with or into (whether or not the Issuer survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person, unless:

     (1) either:
     (A) if the transaction or series of transactions is a consolidation of the Issuer with or a merger, amalgamation or statutory plan of arrangement of the Issuer with or into any other Person, the Issuer shall be the surviving Person of such consolidation, merger, amalgamation or statutory plan of arrangement; or
     (B) the Person formed by any consolidation, merger, amalgamation or statutory plan of arrangement with or into the Issuer, or to which all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of Canada or a province or territory thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect; and
     (2) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.
     The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any Subsidiary Guarantor, or the consolidation, merger, amalgamation or statutory plan of arrangement of any Subsidiary with or into any other Subsidiary Guarantor or the Company.
     In connection with any consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Issuer shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate stating that such consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect.
     (c) The Subsidiary Guarantors. Subject to certain limitations in Section 11.03 of this Indenture governing release of a Subsidiary Guarantor upon the sale or disposition of a Restricted Subsidiary that is a Guarantor, each Subsidiary Guarantor will not, in any transaction or series of related transactions merge or consolidate with or into (whether or not such Subsidiary Guarantor survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person, unless either:
     (1) either:
     (A) if the transaction or series of transactions is a consolidation of such Subsidiary Guarantor with or a merger, amalgamation or statutory plan of arrangement of such Subsidiary Guarantor with or into any other Person, such Subsidiary Guarantor shall be the surviving Person of such consolidation, merger, amalgamation or statutory plan of arrangement; or
     (B) the Person formed by any consolidation, merger, amalgamation or statutory plan of arrangement with or into such Subsidiary Guarantor, or to which all or substantially all of the properties and assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of such Subsidiary

Guarantor’s original jurisdiction of organization and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect; or
     (2) the transaction is made in compliance with Section 5.10
     The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any Subsidiary Guarantor, or the consolidation, merger, amalgamation or statutory plan of arrangement of any Subsidiary with or into any other Subsidiary Guarantor, the Issuer or the Company.
     In connection with any consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition contemplated by clause (1) of the foregoing provisions, such Subsidiary Guarantor shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate stating that such consolidation, merger, amalgamation, statutory plan of arrangement, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect.
SECTION 6.02 SUCCESSOR ENTITY SUBSTITUTED.
     Upon any consolidation, combination, amalgamation or merger of the Company, the Issuer or another Guarantor, or any transfer of all or substantially all of the assets of the Company, the Issuer or such Guarantor in accordance with the foregoing, in which the Company, the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company, the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantee with the same effect as if such surviving entity had been named herein and therein as the Company, the Issuer or such Guarantor and, except in the case of a lease, the Company, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note guarantee, as the case may be, and all of the Company’s, the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.
ARTICLE 7
DEFAULTS AND REMEDIES
SECTION 7.01 EVENTS OF DEFAULT.
     An “Event of Default” occurs if:
          (a) the Issuer defaults in the payment when due of interest on, or Additional Interest or Additional Amounts, if any, with respect to, the Notes and such default continues for a period of 30 days;
          (b) the Issuer defaults in the payment when due of principal of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;
          (c) the Company or the Issuer fail to comply with the provisions of Section 6.01;
          (d) the Issuer, the Company or any of its Restricted Subsidiaries fail to comply for 30 days after receipt of notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes with Sections 5.03, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 or 5.16 hereof;

          (e) the Issuer, the Company or any of its Subsidiaries fail to observe or perform any other covenant or agreement of the Issuer, the Company or any of its Subsidiaries under this Indenture or the Notes and the Default continues for a period of 60 days after written notice to the Company or the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
          (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, the Company or any of its Significant Subsidiaries (or payment of which is Guaranteed by the Issuer, the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million (or its foreign currency equivalent);
          (g) the Issuer, the Company or any of its Significant Subsidiaries fails to pay final judgments which are non-appealable aggregating in excess of $15.0 million (or its foreign currency equivalent), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
          (h) except as otherwise permitted under the provisions of this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
          (i) the Issuer, the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
               (i) commences a voluntary case,
               (ii) consents to the entry of an order for relief against it in an involuntary case,
               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,
               (iv) makes a general assignment for the benefit of its creditors, or
               (v) generally is not paying its debts as they become due; or
          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;
               (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or
               (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     In the event of any Event of Default specified under subsection (e) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the Trustee stating that:
     (1) (a) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(b) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;
     (2) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
SECTION 7.02 ACCELERATION.
     If any Event of Default (other than an Event of Default specified in subsection (i) or (j) of Section 7.01 hereof with respect to the Issuer, the Company or any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in subsection (i) or (j) of Section 7.01 hereof occurs with respect to the Issuer, the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.
SECTION 7.03 OTHER REMEDIES.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 7.04 WAIVER OF PAST DEFAULTS.
     The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 7.05 CONTROL BY MAJORITY.
     Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
SECTION 7.06 LIMITATION ON SUITS.
     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Additional Interest, if any, on any Note, on or after the respective due dates expressed in any such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 7.08 COLLECTION SUIT BY TRUSTEE.
     If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 7.09 TRUSTEE MAY FILE PROOFS OF CLAIM.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer or any of the Guarantors (or any other obligor upon the Notes) or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 7.10 PRIORITIES.
     If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Interest, if any, respectively; and
     Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.
SECTION 7.11 UNDERTAKING FOR COSTS.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 8
TRUSTEE
SECTION 8.01 DUTIES OF TRUSTEE.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) Except during the continuance of an Event of Default:
               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (i) this paragraph does not limit the effect of subsection (b) of this Section;
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), and (c) of this Section.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 8.02 RIGHTS OF TRUSTEE.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
SECTION 8.03 INDIVIDUAL RIGHTS OF TRUSTEE.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.
SECTION 8.04 TRUSTEE’S DISCLAIMER.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 8.05 NOTICE OF DEFAULTS.
     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
SECTION 8.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.
     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(1) and (2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
SECTION 8.07 COMPENSATION AND INDEMNITY.
     The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including reasonable fees and expenses of counsel) in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Issuer shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 8.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     The obligations of the Issuer under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.
     To secure the Issuer’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 8.08 REPLACEMENT OF TRUSTEE.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of at least a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
          (a) the Trustee fails to comply with Section 8.10 hereof;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a Custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuer’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.
SECTION 8.09 SUCCESSOR TRUSTEE BY MERGER, ETC.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 8.10 ELIGIBILITY, DISQUALIFICATION.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1),(2) and (5). The Trustee is subject to TIA § 310(b).
SECTION 8.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 9
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 9.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
     The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Nine.
SECTION 9.02 LEGAL DEFEASANCE AND DISCHARGE.
     Upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in subsections (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due;
          (b) the Issuer’s obligations with respect to such Notes under Article Two and Section 5.01 hereof;
          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and
          (d) this Article Nine.
     Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.
SECTION 9.03 COVENANT DEFEASANCE.
     Upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14 and 5.15 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(d) through 7.01(f) hereof shall not constitute Events of Default.
SECTION 9.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
     The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance:
          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;
          (b) in the case of an election under Section 9.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, each of the Internal Revenue Service and the Canada Revenue Agency a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States and Canadian federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of an election under Section 9.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States and Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States and Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 7.01(h) or 7.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be avoidable as a preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
          (g) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;
          (h) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
          (i) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder.
SECTION 9.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.
     Subject to Section 9.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06 REPAYMENT TO COMPANY
     Subject to Section 8.07 hereof, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 9.07 REINSTATEMENT.
     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 10
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 10.01 WITHOUT CONSENT OF HOLDERS OF NOTES.
     Notwithstanding Section 10.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:
          (a) cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;
          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;
          (c) comply with Section 6.01;
          (d) provide for the assumption of the Issuer’s, the Company’s or any Subsidiary Guarantor’s obligations to Holders of the Notes in the case of a merger consolidation or amalgamation or sale of all or substantially all of the Company’s assets pursuant to Article Six hereof;
          (e) add Guarantees with respect to the Notes or to secure the Notes, provided, that any supplemental indenture providing for an additional Note Guarantee pursuant to Section 5.16 need only be executed and delivered by the new Guarantor party thereto;
          (f) add to the covenants of the Issuer, the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer, the Company or any Subsidiary Guarantor;
          (g) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;
          (h) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
          (i) evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements thereof;
          (j) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes; or
          (k) provide for the issuance of additional Notes, exchange notes or private notes in accordance with the limitations set forth in this Indenture.
     After an amendment under this Indenture becomes effective, the Issuer is required to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 10.02 WITH CONSENT OF HOLDERS OF NOTES.
     Except as provided below in this Section 10.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).
     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
     It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of, premium, if any, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided in Section 3.10 of this Indenture);
          (c) reduce the rate of or change the time for payment of interest, including default interest, or Additional Interest, if any, on any Note;
          (d) waive a Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
          (e) make any Note payable in money other than that stated in the Notes;
          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium, if any, interest or Additional Interest, if any, on the Notes;
          (g) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;
          (h) make any changes in the foregoing amendment and waiver provisions.
          (i) make any change to Section 5.18 that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder, as determined by the Company; and
          (j) make any change in the foregoing amendment and waiver provisions.
SECTION 10.03 COMPLIANCE WITH TRUST INDENTURE ACT.
     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
SECTION 10.04 REVOCATION AND EFFECT OF CONSENTS.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
SECTION 10.05 NOTATION ON OR EXCHANGE OF NOTES.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06 TRUSTEE TO SIGN AMENDMENTS, ETC.
     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 11
GUARANTEES
SECTION 11.01 GUARANTEES.
     Each of the Company and the Subsidiary Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Additional Interest, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or another Guarantor, protest, notice and all demands whatsoever and covenant that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or to such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or the Holders under the Note Guarantees.
SECTION 11.02 EXECUTION AND DELIVERY OF GUARANTEES.
     To evidence its Note Guarantee set forth in Section 11.01, each Guarantor party to this Indenture on the date hereof hereby agrees to execute the Note Guarantee substantially in the form set forth in Section

2.03 to be endorsed on each Note authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of each of the Guarantors and dated as set forth in Section 2.04 prior to the authentication of the Note on which it is endorsed, and the delivery of the Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantees on behalf of each of the Guarantors.
     To the extent not a party to this Indenture on the date hereof, each Guarantor shall execute and deliver to the Trustee a Guarantee in the form of Exhibit D hereto and a supplemental indenture substantially in the form of Exhibit E hereto, pursuant to which such Subsidiary shall become a Guarantor under this Article Eleven and shall Guarantee the obligations of the Issuer under this Indenture and the Notes. Concurrently with the execution and delivery of such Guarantee and such supplemental indenture, such Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor’s Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
     If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
SECTION 11.03 RELEASES OF GUARANTEES.
     In the event of:
     (a) the defeasance or discharge of the Notes in accordance with Section 9.02 or 4.01, respectively;
     (b) a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, by way of merger, consolidation, amalgamation or otherwise, to a Person or a group of Persons that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 5.10 or 6.01; or
     (c) a sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, including by way of merger, consolidation, amalgamation or otherwise, to a Person or a group of Persons that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 5.10 or 6.01; or
     (d) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
     such Subsidiary Guarantor (and any of its Subsidiaries that are Guarantors) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such defeasance or discharge or such sale or other disposition or dissolution was made by the Issuer in accordance with the provisions of this Indenture, including Section 5.10, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
     Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture and the Notes as provided in this Article Eleven.

SECTION 11.04 LIMITATION ON GUARANTOR LIABILITY.
     For purposes hereof, each Subsidiary Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under its Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Issuer under the Notes and this Indenture and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time its Note Guarantee was entered into, or at the time such Guarantor Incurred liability thereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left such Guarantor with debts beyond such Guarantor’s ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.
SECTION 11.05 “TRUSTEE” TO INCLUDE PAYING AGENT.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article Eleven shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article Eleven in place of the Trustee.
ARTICLE 12
MISCELLANEOUS
SECTION 12.01 TRUST INDENTURE ACT CONTROLS.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
SECTION 12.02 NOTICES.
     Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ addresses:
     If to the Issuer:
National Money Mart Company
c/o Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312
Telecopier No.: (610) 296-7844
Attention: Chief Financial Officer
     With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Telecopier no.: (215) 981-4750
Attention: Brian M. Katz, Esq.
     If to the Trustee:
U.S. Bank National Association
Corporate Trust Service
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103
Telecopier No.: (860) 241-6881
Attention: Kathy A. Larimore
     With a copy to:
Reid and Riege
One Financial Plaza
755 Main Street, 21st Floor
Hartford, Connecticut 06103
Telecopier No.: (860) 240-1002
Attention: Earl McMahon, Esq.
     The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice to any Guarantor may be sent to the Guarantor in care of the Issuer as set forth above.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
SECTION 12.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 12.06 RULES BY TRUSTEE AND AGENTS.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.
     No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees, this Indenture or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws, Canadian securities or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.
SECTION 12.08 GOVERNING LAW.
     THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Note Guarantees.
SECTION 12.10 SUCCESSORS.
     All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.11 SEVERABILITY.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.12 COUNTERPART ORIGINALS.
The parties may sign any number of copies of this Indenture (including by telecopier transmission). Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.
     The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following pages]

Dated as of December 23, 2009

NATIONAL MONEY MART COMPANY
By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL CORP.
By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

1100591 ALBERTA LTD.
656790 B.C. LTD.
ADVANCE CANADA INC.
ADVANCE CANADA PROPERTIES INC.
ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF FLORIDA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DOLLAR FINANCIAL GROUP, INC.
DFG CANADA, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, INC.
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEY CARD CORP.
MONEY MART CANADA INC.
MONEY MART CSO, INC.
MONEY MART EXPRESS, INC.
MONEYMART, INC.
PACIFIC RING ENTERPRISES
PD RECOVERY, INC.

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

Dated as of December 23, 2009	U.S. BANK NATIONAL ASSOCIATION as Trustee
	By:	/s/ Kathy L. Mitchell
		Name:	Kathy L. Mitchell
		Title:	Vice President

EXHIBIT A—Form of Regulation S
Certificate
REGULATION S CERTIFICATE
(For transfers pursuant to Section 2.08(a)(i) and (iii) and Section 2.08(b) of the Indenture)
U.S. Bank National Association, as Trustee
225 Asylum Street
Hartford, CT 06103
Attn: Corporate Trust Services
          Re:          10⅜% Senior Notes due 2016 of National Money Mart Company (the “Notes”)
     Reference is made to the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company. (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
     CUSIP No(s). C60268 AA4
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
          (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:
               (1) the Owner is not a distributor of the Notes, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;
               (2) the offer of the Specified Notes was not made to a person in the United States;
               (3) either:

          (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
          (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
               (4) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
               (5) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied;
               (6) if the Owner is an officer or director of the Issuer or a distributor, and is an affiliate of the Issuer or a distributor solely by virtue of holding such position, no selling concession, fee or other remuneration is paid in connection with such offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent; and
               (7) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
(b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
               (1) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or
               (2) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Purchasers.

Date:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B—Form of Restricted
Notes Certificate
RESTRICTED NOTES CERTIFICATE
(For transfers pursuant to Section 2.08(a)(ii), (iii) and (iv) and Section 2.08(b) of the Indenture)
U.S. Bank National Association, as Trustee
225 Asylum Street
Hartford, CT 06103
Attn: Corporate Trust Services
          Re:          10⅜% Senior Notes due 2016 of National Money Mart Company (the “Notes”)
     Reference is made to the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
     CUSIP No(s). 637004 AA0
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note or, if pursuant to Rule 144, in the form of a Note bearing no Securities Act Legend pursuant to Section 2.08(f). In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
          (a) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
          (1) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
          (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

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          (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
          (1) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or
          (2) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Purchasers.

Date:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT C—Form of Unrestricted
Notes Certificate
UNRESTRICTED NOTES CERTIFICATE
(For removal of Securities Act Legends pursuant to Section 2.08(f))
U.S. Bank National Association, as Trustee
225 Asylum Street
Hartford, CT 06103
Attn: Corporate Trust Services
          Re:  10⅜% Senior Notes due 2016 of National Money Mart Company (the “Notes”)
     Reference is made to the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
     CUSIP No(s).
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 2.08(f) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

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     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Purchasers.

Date:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT D—Form of Note Guarantee
GUARANTEE
     The undersigned Guarantor hereby, jointly and severally with each of the other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer thereunder, that: (a) the principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Additional Interest, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the undersigned Guarantor shall be, jointly and severally with each of the other Guarantors, obligated to pay the same immediately. The undersigned Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Issuer or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The undersigned Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or another Guarantor, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or to such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The undersigned Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. The undersigned Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven of the Indenture for purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the undersigned Guarantor for the purpose of this Note Guarantee. The undersigned Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or the Holders under this Note Guarantee or the Indenture.
     THE OBLIGATIONS OF THE UNDERSIGNED GUARANTOR TO THE HOLDERS AND TO THE TRUSTEE PURSUANT TO THIS NOTE GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE ELEVEN OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuer’s obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the

D-1

terms and conditions hereof. Notwithstanding the foregoing, if the undersigned Guarantor satisfies the provisions of Section 11.03 of the Indenture, it shall automatically be released of its obligations hereunder without the necessity of any action being taken by any Person and regardless of whether this Guarantee is amended to reflect such release. This is a Guarantee of payment and not a guarantee of collection.
     For purposes hereof, the undersigned Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under this Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Issuer under the Notes and the Indenture and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time this Note Guarantee was entered into, or at the time the undersigned Guarantor Incurred liability hereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left the undersigned Guarantor with debts beyond its ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of the undersigned Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.
     The undersigned Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note Guarantee and to constitute the valid obligation of such Guarantor have been done and performed and have happened in due compliance with all applicable laws.
     The terms of this Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.
     Capitalized terms used herein have the same meanings given in the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, unless otherwise indicated.
     Dated:

[Insert Name of Guarantor]
By:
Name:
Title:

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EXHIBIT E—Form of Supplemental Indenture
FORM OF SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “supplemental indenture”), dated as of , between (the “Guarantor”), a direct or indirect subsidiary of Dollar Financial Corp. (or its successor), a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 23, 2009, providing for the issuance of 10 3/8% Senior Notes due 2016 (the “Notes”).
          WHEREAS, Section 5.16 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein;
          WHEREAS, Section 10.01(e) of the Indenture permits a Guarantor to supplement the Indenture to provide additional benefits to Holders of the Notes without the consent of any Holders; and
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures.
          2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.
          3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, the Indenture or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          4. EFFECTIVENESS. This supplemental indenture shall be effective upon execution by the parties hereto.
          5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this supplemental indenture.

E-1

          6. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          7. COUNTERPARTS. The parties may sign any number of copies of this supplemental indenture (including by telecopier transmission). Each signed copy shall be an original, but all of them together represent the same agreement.
          8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Insert Name of Guarantor]
By:
Name:
Title:

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